EXHIBIT 10.158

CONSULTING AGREEMENT FOR FINANCIAL PUBLIC RELATIONS

THIS CONSULTING AGREEMENT FOR FINANCIAL PUBLIC RELATIONS, made this 20TH day of April, 2002, by and between USURF America, Inc., (Amex; UAX), located at 8748 Quarters Lake Rd., Baton Rouge, Louisiana 70809 (hereinafter referred to as the "COMPANY"), and Allen & Company Business Communications, 3173 Elk View Dr., Evergreen, CO, engaged in providing financial public relations services (hereinafter referred to as "CONSULTANT").

WITNESSETH THAT;

WHEREAS, the COMPANY requires financial public relations services and desires to employ CONSULTANT to provide such services, as an independent contractor, and the COMPANY and CONSUL T ANT are agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

WHEREAS, CONSULTANT is the owner of the Allen & Company Business Communications, a financial public relations company and the provider of financial public relations services;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its financial public relations counsel and hereby retains and employs CONSULT ANT, on the terms and conditions of this Agreement.

2. TERM. The term of this Agreement shall begin on April 20, 2002, and shall terminate on October 20, 2002 and can be extended by mutual consent of the parties.

3. SERVICES. CONSULTANT shall seek to make the COMPANY, its management, its product, and its financial situation and prospects, known to the financial and trade press and publications, broker-dealer, mutual funds, institutional investors, market makers, analysts, investments advisors, and other members of the financial community as well as the financial media and the public generally.

4. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchange, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

(a) CONSULTANT shall NOT release any financial or other material information or data about the COMPANY without the consent or approval of the COMPANY.

(b) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting.

(c) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information or data has not been generally publicly released or promulgated.

(d) After notice by the COMPANY of filing for a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

5. DUTIES OF COMPANY.

(a) COMPANY shall supply CONSULTANT , on a regular and timely basis with all approved data and information about the COMPANY, its management, its product, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information supplied to CONSULTANT.

(b) COMPANY shall promptly supply CONSULTANT: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANTS assistance; with all data and information supplied to any analysts, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales material, etc.

(c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers any restriction on publicity.

(d) COMPANY shall notify CONSULT ANT if any information or data supplied to CONSULTANT has not been generally released or promulgated.

6. REPRESENTATIONS AND INDEMNIFICATION.

(a) The COMPANY shall be deemed to make a continuing representation of accuracy of any and all material facts, material, information, and data which it supplies to CONSULTANT and the Company acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relation functions.

(b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information, and data supplies by the COMPANY.

(c) COMPANY hereby agrees to indemnify CONSULT ANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss, damages, and etc. arising our CONSULTANT relia11ce upon the accuracy and continuing accuracy of such facts, material, and data.

7. COMPENSATION. For all general financial public relations services, COMPANY shall pay CONSULTANT the consideration described in the Addendum attached to this Agreement and incorporated herein by this reference. COMPANY shall be responsible for all costs of services by CONSULTANT including out-of-pocket expenses for travel, telephone/cell bills, postage, temporary help, printing, and delivery services as approved by the COMPANY; provided, however, that COMPANY shall not responsible for payment of any single cost item that exceeds $250.00, unless such expenditure shall have been pre-approved in writing by COMPANY.

8. RELATIONSHIP OF PARTIES. CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

9. ATTORNEYS' FEES. Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitles to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

10. ARBITRATION. In the event of a dispute between the parties arising out of this Agreement, both CONSULTANT and COMPANY agree to submit such dispute to arbitration before the American Arbitration Association (the" Association") at its Denver, Colorado, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

11. WAIVER OF BREACH. The waiver by with party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

12. ASSIGNMENT. CONSULTANT may assign this Agreement to a corporation controlled by him without further approval of the other party.

13. BENEFIT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only be agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of Colorado. If any provision of this Agreement is declared void, such provision shall be deemed served from this Agreement, which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parities hereto, intending to be legally bound, have executed this Agreement.

FOR: ALLEN & COMPANY BUSINESS COMMUNICATIONS

By: /s/ PHILIP G. ALLEN

Philip G. Allen, Principal

FOR: USURF AMERICA, INC.

By: /s/ Douglas O. McKinnon, President and CEO

ADDENDUM TO CONSULTING AGREEMENT FOR FINANCIAL PUBLIC RELATIONS

COMPENSATION TO BE PAID BY COMPANY TO CONSULTANT

As full payment for CONSULTANT'S services under the Consulting Agreement for Financial Public Relations (the "Agreement") to which this Addendum relates, CONSULTANT shall receive, upon the mutual execution of the Agreement, the following:

- 900,000 shares of COMPANY common stock, which shares shall be valued at a price of $.12 per share, or $108,000, in the aggregate.

COMPANY shall cause all 900,000 shares to be issued to CONSUL TANT hereunder to be registered, at COMPANY'S expense, pursuant to a Registration Statement on Form S-1 to be filed as soon as practicable following the mutual execution of the Agreement. CONSULTANT shall be named as a selling shareholder in such Registration Statement.

CONSULTANT represents and warrants to COMPANY that the shares of COMPANY being acquired pursuant to the Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

CONSULTANT represents and warrants that it has investigated COMPANY , its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, COMPANY with respect thereto. CONSULTANT acknowledges that it is aware that COMPANY currently lacks adequate capital to pursue its fun plan of business, specifically, that COMPANY currently lacks capital with which to exploit its proprietary Wireless Internet access technology.

FOR: ALLEN & COMPANY BUSINESS COMMUNICATIONS

By: /s/ PHILIP G. ALLEN

Philip G. Allen, Principal

FOR: USURF AMERICA, INC.

By: /s/ Douglas O. McKinnon, President and CEO